                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                 ____________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) May 18, 1999.



                               Capital One Bank
                 --------------------------------------------
                 (Originator of the Capital One Master Trust)
                               on behalf of the
                           Capital One Master Trust
                   -----------------------------------------
                   (Exact name of registrant as specified in
                                 its charter)

            Virginia                           0-23750                        54-1719855
----------------------------------    ------------------------      ----------------------------
(State or Other Jurisdiction of       (Commission File Number)      (IRS Employer Identification
Incorporation)                                                      Number)

            11013 West Broad Street
             Glenn Allen, Virginia                                    23060
     ---------------------------------------                       ----------
     (Address of Principal Executive Office)                       (Zip Code)


Registrant's telephone number, including area code (804) 967-1000


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.   Not Applicable.

Item 2.   Not Applicable.

Item 3.   Not Applicable.

Item 4.   Not Applicable.

Item 5.   On April 24, 1998 the Capital One Master Trust amended its Pooling and
           Servicing Agreement dated as of September 30, 1993 with Amendment Number 4 to the Pooling and Servicing Agreement dated as of April 24, 1998.

          On May 18, 1999 the Capital One Master Trust issued its Class A
           Floating Rate Asset Backed Certificates, Series 1999-1 and its Class B Floating Rate Asset Backed Certificates, Series 1999-1.

Item 6.   Not Applicable.

Item 7.   Exhibits.

          The following is filed as an Exhibit to this Report under Exhibit 4.1.

     Exhibit 4.1  Amendment Number 4 to the Pooling and Servicing Agreement
                    dated as of April 24, 1998.

     Exhibit 4.2  Series 1999-1 Supplement dated May 18, 1999.

Item 8.   Not Applicable.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Capital One Bank on behalf of the Capital One Master Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CAPITAL ONE MASTER TRUST
                                         By: CAPITAL ONE BANK



                                         By: /s/ Charles Y. Kim
                                             ---------------------
                                         Name:   Charles Y. Kim
                                         Title:  Director of Securitization

                                       3
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                                 EXHIBIT INDEX


Exhibit                          Description
-------                          -----------

4.1 Amendment Number 4 to the Pooling and Servicing Agreement dated as of April 24, 1998.
4.2      Series 1999-1 Supplement dated May 18, 1999

                                       4